Exhibit 10.5
THIRD AMENDED AND RESTATED
STOCKHOLDERS’ AGREEMENT
     THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT, dated as of the 22nd day of February, 2009 (this “Agreement”), by and among HEALTHCARE SERVICES, INC., a Delaware corporation (the “Company”), ACCRETIVE INVESTORS SBIC, L.P., a Delaware limited partnership (“Accretive”), FW OAK HILL ACCRETIVE HEALTHCARE INVESTORS, L.P., a Delaware limited partnership (“Oak Hill”) (Accretive and Oak Hill are hereinafter sometimes referred to collectively as the “Investors” and each individually as an “Investor”), Mary Tolan, an individual resident of the State of Illinois (“Tolan”), Accretive Investors V, LLC, a Delaware limited liability company (“Accretive Investors”) and each of the other Persons listed on Schedule A hereto (such Persons, together with Tolan and Accretive Investors, are hereinafter sometimes referred to collectively as the “Additional Stockholders” and individually as an “Additional Stockholder”) (together with the Investors, hereinafter referred to collectively as the “Investors and Additional Stockholders”).
     This Third Amended and Restated Stockholders’ Agreement amends and restates in its entirety the Second Amended and Restated Stockholders’ Agreement, dated as of December 1, 2005, by and among the Company, the Investors, Tolan and Accretive Investors (the “Second Amended and Restated Stockholders’ Agreement”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth on Annex A hereto.
WITNESSETH:
     WHEREAS, the Investors and Additional Stockholders each own shares of the Company’s Capital Stock; and
     WHEREAS, certain non-voting shares of the Company’s Capital Stock currently held by the Additional Stockholders are being exchanged for voting shares of the Company’s Capital Stock pursuant to that certain Share Exchange Agreement, dated as of the date hereof, by and between the Company and the other Persons party thereto (the “Share Exchange Agreement”); and
     WHEREAS, as of the date hereof, in connection with and as a precondition to the consummation of the transactions contemplated by the Share Exchange Agreement, the Company, the Investors, Tolan and Accretive Investors desire to and do hereby amend and restate the Second Amended and Restated Stockholders’ Agreement as more particularly set forth herein, and the other Persons party hereto desire to become parties hereto.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
     Section 1. Stock Ownership.

     Each Additional Stockholder severally represents and warrants that he, she or it is the record and beneficial owner of the shares of Capital Stock which is the subject of the Share Exchange Agreement.
     Section 2. Management of the Company; Board of Directors.
          2.1 The Investors and Additional Stockholders agree that the entire Board of Directors of the Company shall consist of between five (5) and nine (9) directors and they further agree to promptly take all necessary action to establish or amend, as the case may be, the Company’s by-laws or other organizational documents in order to effectuate the same. Subject to Section 2.2 below and applicable Delaware law, (A) Accretive shall have the right, for so long as it continues to own, in the aggregate, not less than five percent (5%) of the aggregate outstanding shares of the Capital Stock on a fully-diluted basis, to designate, remove or redesignate, at any time or from time to time, two (2) directors to the Company’s Board of Directors, (B) Oak Hill shall have the right, for so long as it continues to own not less than five percent (5%) of the aggregate outstanding shares of the Capital Stock on a fully-diluted basis, to designate, remove or redesignate, at any time or from time to time, one (1) director to the Company’s Board of Directors, (C) each of the Investors and the Additional Stockholders shall through November 15, 2009 vote his, her or its shares of Capital Stock for the election of each of Denis Nayden and Art Spiegel as a member of the Company’s Board of Directors, each such person to act as a Co-Chairman thereof, for a term at least through November 15, 2009; provided that if Mr. Nayden at any time ceases being a member of the Company’s Board of Directors by reason of incapacity or death (but not for any other reason, including but not limited to resignation or removal), or if, after November 15, 2009, the Investors and the Additional Stockholders do not vote their shares of Capital Stock for the election of Mr. Nayden, then Oak Hill shall have the right, for so long as it continues to own not less than five percent (5%) of the aggregate outstanding shares of the Capital Stock on a fully-diluted basis, to designate, remove or redesignate, at any time or from time to time, one (1) additional director to the Company’s Board of Directors in lieu of Mr. Nayden, and (D) each of the Investors shall, for so long as Tolan remains the Chief Executive Officer of the Company, vote its shares of Capital Stock for the election of Tolan to the Company’s Board of Directors. Four (4) additional directors, each of whom is an independent outside director, have been selected by the mutual agreement of the Investors. As of the date hereof, the Board of Directors of the Company is currently comprised of the following eight (8) persons:

Dennis Nayden	Co-Chairman
Art Spiegel	Co-Chairman
Michael Cline	Designee of Accretive
Edgar Bronfman, Jr.	Designee of Accretive
Mark Wolfson	Designee of Oak Hill
Mary Tolan	Chief Executive Officer
Steven Kaplan	Independent Director
George Shultz	Independent Director
          2.2 The members of the Board of Directors shall be elected at annual (or special) meetings of stockholders of the Company and each Investor and Additional Stockholder agrees to vote all shares of Capital Stock owned or held of record by such Investor or Additional Stockholder, at each such annual (or special) meeting of stockholders at which directors of the Company are to be elected, in favor of, or take all actions by written consent in lieu of any such meeting as are necessary to cause, the election as members of the Board of Directors of the nominees of and as designated by the Investors in the manner provided in this Section 2.
          2.3 Each Investor and Additional Stockholder hereby agrees to vote all of his, her or its shares of Capital Stock from time to time and at all times in whatever manner necessary to effectuate the intent of the provisions of this Section 2.
          2.4 Whenever any vacancy in the Board of Directors (whether occurring by reason of incapacity, death, resignation, removal or otherwise, except as provided in Section 2.1) involving a designee of one of the Investors is to be filled, the Investor who designated, under the provisions of this Section 2, the director who no longer will be acting as a director (whether by reason of incapacity, death, resignation, removal or otherwise) shall designate a successor director to fill such vacancy. Whenever any vacancy in the Board of Directors (whether occurring by reason of incapacity, death, resignation, removal or otherwise) involving a director other than a designee of one of the Investors is to be filled, the Majority Stockholders shall designate a successor director to fill such vacancy.
          2.5 All decisions of the Board of Directors of the Company shall be made by the vote of a majority of the directors present and constituting a quorum at any meeting of the Board of Directors. Notwithstanding the foregoing, the Board of Directors of the Company shall not make any decision or take any action without the affirmative vote of at least one of the directors designated by either Accretive or Oak Hill.
          2.6 The Board of Directors of the Company may establish an Audit Committee, a Compensation Committee and such other committees as it deems advisable. Each of Accretive and Oak Hill, to the extent they have a right to designate one or more directors to the Company’s Board of Directors pursuant to Section 2.1, can choose to have one representative on each such committee, if any.
          2.7 Upon the presentation of appropriate documentation, the Company shall reimburse each director who is not an employee of the Company for all reasonable out-of-pocket costs and expenses incurred by such director in attending Board of Directors meetings.
          2.8 The Company shall, as soon as practicable, taking into account the Company’s financial condition, business and prospects, maintain Officer’s and Director’s Liability Insurance in a reasonable and customary amount for a business comparable to that of the Company with respect to the Company’s officers, consultants and members of the Company’s Board of Directors. Further, the Company shall take no action, absent the written consent of the Majority Stockholders, amending or repealing Article V of the Amended Certificate, pursuant to which Article the Company agrees to indemnify, to the maximum extent permitted by Delaware Law, each person who serves as a director or officer of the Company in connection with any action, suit or proceeding brought against such person by reason of the fact that he or she is or was a director or officer of the Company.

          2.9 During the term of this Agreement, each Investor and Additional Stockholder shall at all times vote, or cause to be voted, all shares then owned or controlled by him, her or it to effectuate the provisions of this Agreement.
     Section 3. [Intentionally Ommitted].
     Section 4. Restrictions on Disposition of Stock.
          4.1 Restrictions on Disposition. Except as expressly provided in Section 4.2 hereof, the Investors and Additional Stockholders of the Company may not, directly or indirectly, voluntarily or involuntarily, sell, transfer, gift, negotiate, pledge, hypothecate, assign or any other way dispose of (collectively, “Dispose” or a “Disposition”) any shares of the Company’s Capital Stock (or any other securities of the Company) now owned or hereafter acquired by him, her or it or any part thereof either during such Investor’s or Additional Stockholder’s corporate or other existence or lifetime, as the case may be, or upon its dissolution or liquidation or his or her death, as the case may be.
          4.2 Exceptions to Restrictions on Disposition. The restrictions set forth in Section 4.1 hereof shall not apply to any of the following Dispositions: (i) any repurchase or redemption by the Company from an Investor or Additional Stockholder of any shares of Capital Stock (or other securities of the Company), provided that such repurchase or redemption is effectuated in accordance with and is not in contravention of the terms of this Agreement, Delaware law, or as set forth in the Amended Certificate; (ii) in the case of an Investor or Additional Stockholder who is a natural person, to such Stockholder’s spouse, children, sisters or brothers (collectively, “Family Members” and, individually a “Family Member”) or any trust, limited partnership or limited liability company primarily for the benefit of a Family Member or Family Members; (iii) in the case of an Investor or Additional Stockholder that is not a natural person, to any successor, partner, parent, subsidiary or affiliate of such Investor or Additional Stockholder; or (iv) to any Person in accordance with the terms of Section 4.4 or Section 5 hereof; provided, however, with respect to any of the foregoing, that as a condition of such Disposition being effective, any such transferee shall agree in writing to be bound by, and the shares so transferred shall remain subject to, the terms and conditions of this Agreement.
          4.3 Disclosure of Offers to Purchase. If an Investor or Additional Stockholder receives a bona fide offer in writing from a third person (an “Offer”) to purchase all or a portion of such Investor’s or Additional Stockholder’s shares of Capital Stock (or any other securities of the Company), the Investor or Additional Stockholder receiving such Offer shall immediately give the Company and all of the members of the Board of Directors of the Company written notice (the “Offer Notice”) of the Offer, which notice shall set forth the terms of the Offer and the identity and business address of the offeror (the “Offeror”) and, if the Offer was made in writing, be accompanied by a copy of the Offer.
          4.4 Rights of First Refusal.
               (a) Except as otherwise provided in Section 4.2, and prior to the exercise of any rights provided in Section 5.1, in the event that an Investor or Additional Stockholder (the “Offering Stockholder”), desires to sell all or a portion of his, her or its shares of Capital Stock (or any other securities of the Company) pursuant to an Offer, the Offering Stockholder shall give the Company the Offer Notice required under Section 4.3, and thereafter the Company shall have the option to purchase all of the shares that are subject to the Offer (the “Offered Shares”) at the same purchase price and on the same terms and conditions as set forth in the Offer and otherwise in accordance herewith (the “Company Option”). The Company shall exercise the Company Option by delivering written notice to the Offering Stockholder within fifteen (15) days (the “Company Option Period”) following receipt by the Company of the Offer Notice.
               (b) Except as otherwise provided in Sections 4.2 and 5.1, if the Company does not elect to exercise the Company Option within the Company Option Period, the Offering Stockholder, before he, she or it may sell the Offered Shares to the Offeror pursuant to the Offer, shall provide the Investors and Additional Stockholders with written notice thereof within ten (10) days immediately following the expiration of the Company Option Period, and the Investors and Additional Stockholders shall thereafter have the option (the “Investor Option”) to purchase all of the Offered Shares at the same purchase price and on the same terms and conditions as set forth in the Offer. To the extent the offering is oversubscribed it shall be divided pro rata according to the relative number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) held by such Investor or Additional Stockholder. The Investor Option shall be exercisable by written notice from the Investor or Additional Stockholder to the Offering Stockholder within fifteen (15) days immediately following receipt by the Investor or Additional Stockholder of the notice that the Company did not exercise the Company Option.
               (c) If options to purchase all of the Offered Shares are not exercised pursuant to Sections 4.4(a) or 4.4(b) hereof, then any such purchase or option to purchase shall be null and void, and the Offering Stockholder shall be entitled to sell all, but not less than all, of the Offered Shares to the Offeror, but only on the exact terms contained in the Offer not more than sixty (60) days after the expiration of the last option period contemplated by Sections 4.4(a) or 4.4(b) hereof. If the Offering Stockholder does not sell the Offered Shares in strict compliance with this subsection (c), any other Disposition of shares by such Offering Stockholder must be made pursuant to a new bona fide offer and subject to the provisions of this Section 4.4.
               (d) The closing of any purchase and sale contemplated by Section 4.4(a) or 4.4(b) hereof shall take place at the principal offices of the Company on the tenth (10th) day after the Company or the Investor or Additional Stockholder who has exercised an Investor Option, as the case may be, has agreed to purchase all, but not less than all, of the Offered Shares pursuant to the provisions of this Section 4.4, or such other time and at such other place as agreed upon by the parties. If any of the aforesaid closing dates fall on a Saturday, Sunday or legal holiday, then such closing shall be held on the next succeeding business day. At the closing, the Offering Stockholder shall deliver in exchange for the purchase price due hereunder (i) certificates for the shares of Capital Stock (or other securities of the Company) being sold duly endorsed for transfer and with all applicable documentary and/or transfer stamps affixed, (ii) at the request of the Board of Directors of the Company, the Offering Stockholder’s (or its or his or her designee(s), as the case may be) written resignation as a director and/or officer of the Company and any of its affiliates, all effective as of such closing, and (iii) representations customary for transactions of this type, including but not limited to the following: that the

Offering Stockholder owns the securities being sold free and clear of all liens, claims and encumbrances; that the Offering Stockholder has the right, power and authority to sell such securities in accordance with the sale terms; that no consent of any third party is required to consummate such sale; that the sale does not violate any agreement or restrictions applicable to the Offering Stockholder or the securities offered.
               (e) No Disposition pursuant to this Agreement shall have any force or effect until the transferee of such Capital Stock (or other securities of the Company) executes and delivers such documents, certificates, instruments and other agreements as may reasonably be requested by any Investor or Additional Stockholder or by counsel to the Company to assure compliance with applicable federal and state securities laws. Until such time, the Company shall not enter on its records the identity of any such transferee or otherwise recognize such transferee as a stockholder of the Company.
               (f) In the event of a Disposition of shares of Capital Stock (or other securities of the Company) that violates the provisions of Section 4 hereof, such Disposition shall be null and void and the Company, first, and the other Investors and Additional Stockholders, second, shall have successive options to purchase, pro rata according to the relative number of shares of Capital Stock held by each Investor or Additional Stockholder (including Common Stock issuable upon exercise of any warrants or options), all of such shares at a purchase price equal to the aggregate consideration initially paid by such violating Investor or Additional Stockholder for all shares of Capital Stock (or other securities of the Company) disposed of in contravention of Section 4 hereof, minus any cash distributions paid to such Investor or Additional Stockholder by the Company with respect to such shares, which purchase price the parties hereto agree is reasonable in light of the damage that could be caused as a result of a breach of Section 4 hereof.
               (g) All Dispositions of Capital Stock (or other securities of the Company) under Section 4 hereof are subject to the transferees thereof agreeing to be bound in writing by all of the terms and conditions of this Agreement.
               (h) If an Offering Stockholder is a Director or an affiliate of a Director, then such Offering Stockholder shall recuse himself or cause its designee to recuse itself from participating in the Board of Directors’ decision as to whether the Company will exercise the Company Option with respect to such Offering Stockholder.
     Section 5. Tag-Along Rights and Drag-Along Obligations.
          5.1 Tag-Along Rights.
               (a) Except as otherwise provided in Sections 4.2 and 5.2, and provided none of the options under Section 4.4 have been exercised, with respect to any proposed Disposition of any shares of Capital Stock by any Investor or Additional Stockholder or a group of the Investors and Additional Stockholders (each individually a “Transferring Shareholder” and collectively, “Transferring Shareholders”) to a person (such other person being hereafter referred to as the “Proposed Purchaser”), such Transferring Shareholder(s) shall be required to provide that each of the other Investors and Additional Stockholders (referred to herein collectively as the “Tag-Along Stockholders”) shall have the right to require the Proposed Purchaser to purchase from each of them up to the number of whole shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by each such Tag-Along Stockholder equal to the number derived by multiplying the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) that the Transferring Shareholder(s) propose to sell by a fraction, the numerator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by such Tag-Along Stockholder, and the denominator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by the Transferring Shareholder(s) and all such Tag-Along Stockholders. Any shares purchased from Tag-Along Stockholders pursuant to this Section 5.1 shall be at the same price per share and otherwise at the same time and upon the same terms and conditions as the proposed transfer by the Transferring Shareholder(s). For purposes of this Agreement, all consideration received or receivable by a Transferring Shareholder from the Proposed Purchaser (and/or its affiliates) or the Company, howsoever denominated, shall be deemed payment for the shares transferred by the Transferring Shareholder.
               (b) The Transferring Shareholder shall notify, or cause to be notified, each other Investor and Additional Stockholder and the Company’s Board of Directors in writing of each such proposed transfer subject to the provisions of this Section 5.1. Such notice shall set forth: (A) the number of shares of Capital Stock proposed to be purchased, (B) the name and address of the Proposed Purchaser, (C) the proposed consideration and terms and conditions of payment offered by the Proposed Purchaser, and (D) that the Proposed Purchaser has been informed of the “tag-along right” provided for in this Section 5.1 and that the Proposed Purchaser has agreed to purchase such shares in accordance with the terms hereof.
               (c) The tag-along right may be exercised by any Tag-Along Stockholder by delivery of a written notice to the Transferring Shareholder(s) (the “Tag-Along Notice”) and to the Company’s Board of Directors within thirty (30) days following the receipt of the notice specified in Section 5.1(b) hereof. The Tag-Along Notice shall state the number of shares that such Tag-Along Stockholder proposes to include in such transfer to the Proposed Purchaser, determined in accordance with Section 5.1(a) hereof, and the number of additional shares such Tag-Along Stockholder desires to include in such transfer. The maximum number of additional shares that each such Tag-Along Stockholder shall be entitled to sell shall be determined by multiplying the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) that, under the formula in Section 5.1(a) hereof, all Tag-Along Stockholders could have elected to sell to the Proposed Purchaser but did not so elect, by a fraction, the numerator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by such Tag-Along Stockholder electing to sell additional shares and the denominator of which shall be the total number of shares of Capital Stock (including Common Stock issuable upon exercise of any warrants or options) owned by all Tag-Along Stockholders who delivered Tag-Along Notices indicating a willingness to sell additional shares. In the event that the Proposed Purchaser refuses to purchase such shares from the Tag-Along Stockholders on the same terms and conditions as it purchases shares from the Transferring Shareholder(s) in the proposed transfer, then the Transferring Shareholder(s) shall not be permitted to sell any shares to the

Proposed Purchaser in the proposed transfer. If no Tag-Along Notice is received during the 30-day period referred to in this Section 5.1(c), the Transferring Shareholder(s) shall have the right to transfer their shares on terms and conditions no more favorable than those stated in the notice under Section 5.1(b) hereof and in accordance with the provisions of this Section 5.
               (d) Any provision herein to the contrary notwithstanding, the exercise of the tag-along right shall be conditioned upon the agreement by each Tag-Along Stockholder to become a party to any proposed agreement for the sale of shares by the Transferring Shareholder(s), and to execute any agreement, certificate or other document required to be executed in connection with such sale; provided, however, that no Tag-Along Stockholder shall be required to give representations or warranties more extensive than those given by the Transferring Shareholder(s) or to provide indemnities disproportionately (based upon the percentage of sales proceeds to be received) to those provided by the Transferring Shareholder(s). Failure of any Tag-Along Stockholder to comply with the provisions of this Section 5.1(d) shall constitute a breach of this Agreement and waiver of his tag-along right.
          5.2 Drag-Along Obligations. If any Investor or Additional Stockholder or group of Investors and Additional Stockholders (“Sellers”) agree to Dispose of, by merger, sale or otherwise, all of their shares of Capital Stock (or other securities of the Company) constituting not less than fifty and one-tenth percent (50.1%) of the shares of Capital Stock (including Common Stock issuable upon exercise of any warrant or option) then outstanding, and such sale is contingent on all of the outstanding shares of Capital Stock (and other securities of the Company) being sold simultaneously, then, provided such proposed sale is pursuant to a bona fide, arms-length agreement with a third party not affiliated with the Sellers, the other Investors and Additional Stockholders shall (i) be required to and shall sell all of their shares of Capital Stock (or other securities of the Company) pursuant to such proposed sale, (ii) vote for any such transaction proposed by Sellers, and (iii) agree to become a party to any proposed agreement for the sale of such shares by and to execute any agreement, certificate or other documents required to be executed in connection with such sale, including making such representations and warranties as, but not more extensive than, those made by Sellers, provided that no other Investor or Additional Stockholder shall be required to indemnify the acquiror of the securities of the Company sold in an amount in excess of the proceeds received by such other Investor or Additional Stockholder from such sale net of all costs, expenses and taxes attributable to such sale. The sale by the other Investors and Additional Stockholders pursuant to this Section 5.2 shall be on the same terms and conditions as the sale by the Sellers (including the payment of the same consideration per share for each share of the same class of securities sold). If such other Investors and Additional Stockholders fail to comply with the provisions of this Section 5.2, Sellers shall be entitled to treat such failure as breach of this Agreement for which Sellers shall be entitled to specific performance and/or damages.
          5.3 The tag-along rights and drag-along obligations arising under this Section 5 shall terminate at such time as there is a Public Market.
     Section 6. Registration Rights.
          6.1 Demand Registrations.

               (a) At any time after an initial public offering of shares of Capital Stock of the Company, which public offering raises net proceeds to the Company of not less than $25 million (the “Initial Public Offering”) pursuant to a registration statement under the Securities Act, holders of at least fifty percent (50%) of the outstanding shares of Capital Stock covered by this Agreement (the “Requesting Holders”) may request in writing that the Company effect the registration under the Securities Act of all or part of the Registrable Securities (as hereinafter defined) held by such Requesting Holders, specifying in the request the number and type of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a “Holder Request”). Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right to include the Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:
                    (i) the Registrable Securities which the Company has been so requested to register by such Requesting Holder; and
                    (ii) all other Registrable Securities which the Company has been requested to register by any other holder thereof by written request given to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that notwithstanding the provisions of Section 6.1(a), the Company shall not be obligated to file a registration statement pursuant to this Section 6.1:
                         (1) unless the Company shall have received requests for such registration with respect to at least twenty five percent (25%) of the outstanding Common Stock on a fully diluted basis; or
                         (2) within the six month period immediately following the effective date of any registration previously effected by the Company pursuant to this Section 6.1.
               (b) Notwithstanding the provisions of Section 6.1(a) hereof, the Company shall not be obligated to file more than an aggregate of two registration statements pursuant to this Section 6.1.
               (c) If the Company proposes to effect a registration requested pursuant to this Section 6.1 by the filing of a registration statement on Form S-3 (or any similar short-form registration statement) and the intended method of distribution is through a firm commitment underwriting (an “Underwritten Offering”), the Company will comply with any request by the managing underwriter to effect such registration on another permitted form if such managing underwriter advises the Company that, in its opinion, the use of another form of registration statement is of material importance to the success of such proposed offering.

               (d) A registration requested pursuant to Section 6.1(a) hereof will not be deemed to have been effected unless it has become effective under the Securities Act; provided, however, that if after it has become so effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.
               (e) The Company will pay all Registration Expenses in connection with each of the registrations of Registrable Securities effected by it pursuant to this Section 6.1.
               (f) Whenever a requested registration pursuant to this Section 6.1 involves an Underwritten Offering, the only shares that may be included in such Offering are (i) Registrable Securities, and (ii) securities of the Company being offered and sold for the Company’s behalf in such Offering (“Issuer Securities”).
               (g) If a registration pursuant to this Section 6 involves an Underwritten Offering and the managing underwriter shall advise the Company that, in its judgment, the number of shares proposed to be included in such Underwritten Offering should be limited due to market conditions, then the Company will promptly so advise each holder of Registrable Securities that has requested registration, and, subject to the consent of the managing underwriter, the Issuer Securities, if any, shall first be excluded from such Underwritten Offering to the extent necessary to meet such limitation. If further exclusions are necessary to meet such limitation, the number of Registrable Securities of each such holder shall be excluded pro rata (until such limitation has been met), based on the respective number of shares of Registrable Securities as to which registration has been requested by such holder.
               (h) By making a Holder Request, a Requesting Holder shall be deemed to have (i) a present intention to sell the Registrable Securities covered thereby, (ii) agreed to execute all consents, powers of attorney and other documents required in order to cause the registration statement to become effective, (iii) agreed, if the offering is at the market, to give the Company written notice of the first bona fide offering of the Registrable Securities covered thereby and to use the prospectus forming a part of the registration statement for only the period permitted by the Securities Act and the rules and regulations promulgated by the Commission thereunder, (iv) agreed, subject to adverse events regarding the selling price of the Registrable Securities covered thereby, to utilize the method of distribution of such Registrable Securities proposed in the Holder Request, and (v) agreed, in connection with the disposition of the Registrable Securities covered thereby, to comply with Registration M and any other applicable rules and regulations promulgated by the Commission under the Exchange Act.
          6.2 Piggyback Registrations.
               (a) If, at any time (including in an Initial Public Offering), the Company proposes to register any of its equity securities under the Securities Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto and other than pursuant to a registration under Section 6.1), whether or not for sale for its own account, on a form and in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all the holders of Registrable Securities promptly of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation (i) whether or not such registration will be in connection with an underwritten offering of Registrable Securities and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a “best efforts” or “firm commitment” underwriting, and (ii) the price, net of any underwriting commissions, discounts and the like, at which the Registrable Securities are reasonably expected to be sold) if such disclosure is acceptable to the managing underwriter. Upon the written request of any such holder delivered to the Company within thirty (30) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use best efforts to effect the registration under the Securities Act of all of the Registrable Securities that the Company has been so requested to register; provided, however, that:
                    (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities who made a request as hereinabove provided and thereupon the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the holders of the Registrable Securities to request that a registration subsequently be effected under Section 6.1 hereof.
                    (ii) If such registration involves an Underwritten Offering, all holders of Registrable Securities requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company or the other selling stockholders participating therein. No registration effected under this Section 6.2 shall relieve the Company of its obligation to effect registration upon request under Section 6.1.
               (b) The Company shall not be obligated to effect any registration of Registrable Securities under this Section 6.2 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans or stock option or other employee benefit plans.
               (c) The Registration Expenses incurred in connection with each registration of Registrable Securities requested pursuant to this Section 6.2 shall be paid by the Company.
               (d) If a registration pursuant to this Section 6.2 involves an Underwritten Offering and the managing underwriter advises the Company that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, then the Company will promptly so notify each holder of Registrable Securities that has requested registration and the Registrable Securities of each such holder shall be excluded pro rata (until such limitation has been met) based on the respective number of shares of Registrable Securities as to which registration has been requested by all such holders.

               (e) In connection with any Underwritten Offering with respect to which holders of Registrable Securities shall have requested registration pursuant to this Section 6.2, the Company shall have the right to select the managing underwriter with respect to the offering.
          6.3 Registration Procedures.
               (a) If and whenever the Company is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in Section 6.1 or 6.2 hereof, the Company will, as expeditiously as possible:
                    (i) Prepare and, in any event within sixty (60) calendar days after the end of the period within which requests for registration may be given to the Company (or within ninety (90) days after the end of such period if such period ends during the first month or the last month of the Company’s fiscal year), file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective; provided that, in the case of a registration provided for in Section 6.1 or 6.2 hereof, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Requesting Holders copies of all such documents proposed to be filed, which documents will be subject to the timely and reasonable review of such counsel; and provided, further, that the Company may discontinue any registration of its securities that is being effected pursuant to Section 6.2 at any time prior to the effective date of the registration statement relating thereto.
                    (ii) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period as may be requested by the Requesting Holders not exceeding nine (9) months and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement.
                    (iii) Furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents as such Person may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities.
                    (iv) Use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions, except that the Company shall not for any such purpose be required (A) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 6.3(a)(iv), it is not then so qualified, or (B) to subject itself to taxation in any such jurisdiction, or (C) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.
                    (v) Use its best efforts to cause such Registrable Securities covered by such registration statement to be registered or qualified with or approved by such other governmental agencies or authorities (including, without limitation, state securities commissions) as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities, subject, however, to the limitations set forth in clauses (A), (B) and (C) of Section 6.3(a)(iv) hereof.
                    (vi) Immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 6.3(a)(ii), if the Company becomes aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; use its best efforts to prepare and file an appropriate amendment or supplement to such prospectus and to cause such amendment or supplement to become effective; and, at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
                    (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than ninety (90) calendar days after the close of the period covered thereby (one hundred eighty (180) calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act.
                    (viii) Use its best efforts in cooperation with the underwriters, if any, to list such Registrable Securities on each securities exchange as they may reasonably designate, which securities exchanges shall be acceptable to the Company.
                    (ix) In the event the offering is an Underwritten Offering, use its best efforts to obtain a “cold comfort” letter from the independent public accountants for the Company in customary form and covering such matters of the type customarily covered by such letters as the Requesting Holders reasonably request in order to effect an Underwritten Offering of such Registrable Securities.
                    (x) Execute and deliver all instruments and documents (including in an Underwritten Offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as the Requesting Holders reasonably request in order to effect an underwritten public offering of such Registrable Securities.

               (b) Each holder of Registrable Securities will, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.3(a)(vi), forthwith discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.3(a)(vi).
               (c) If a registration pursuant to Section 6.1 or 6.2 hereof involves an Underwritten Offering, each holder of Registrable Securities agrees, whether or not such holder’s Registrable Securities are included in such registration, not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Registrable Securities or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than as part of such Underwritten Offering), without the consent of the managing underwriter, during a period commencing seven (7) days before and ending one hundred eighty (180) days (or such lesser number as the managing underwriter shall designate) after the effective date of such registration.
               (d) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, the Company agrees, if so required by the managing underwriter, not to effect any public sale or distribution of any of its equity or debt securities, as the case may be, or securities convertible into or exchangeable or exercisable for any of such equity or debt securities, as the case may be, during a period commencing seven (7) days before and ending one hundred eighty (180) (or such lesser number as the managing underwriter shall designate) days after the effective date of such registration, except for such Underwritten Offering or except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.
               (e) If a registration pursuant to Section 6.1 or 6.2 involves an Underwritten Offering, any holder of Registrable Securities requesting to be included in such registration may elect, in writing, prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration, unless such holder has agreed with the Company or the managing underwriter to limit its right under this Section 6.3.
               (f) In any registration pursuant to Section 6.1 or 6.2, each holder of Registrable Securities requesting to be included in such registration shall furnish to the Company all such information as the Company may reasonably request from such holder concerning such holder and its intended method of distribution of Registrable Securities to enable the Company to include such information in the registration statement.
               (g) It is understood that in any Underwritten Offering in addition to any shares of stock (the “initial shares”) the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase up to a number of additional shares of stock (the “option shares”) equal to fifteen percent (15%) of the initial shares (or such other maximum amount as the National Association of Securities Dealers, Inc. may then permit), solely to cover over-allotments. Shares of stock proposed to be sold by the Company and the other sellers shall be allocated between initial shares and option shares as agreed or, in the absence of agreement, on a pro rata basis among all such holders on the basis of the relative number of shares of Registrable Securities each such holder has requested to be included in such registration.
               (h) Notwithstanding anything to the contrary herein, the Company shall not be required to include any Registrable Securities of any holder in the event that the Company shall obtain an opinion of its counsel that all such requested Registrable Securities may then be sold without registration under Rule 144 or other provision of the Securities Act.
          6.4 Indemnification.
               (a) In the event of any registration of any securities under the Securities Act pursuant to Section 6.1 or 6.2, the Company will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by law, each seller of any Registrable Securities covered by such registration statement, such seller’s directors, officers, managers, members and employees or general and limited partners (and directors, officers, managers, members and employees thereof and, if such seller is a portfolio or investment fund, its investment advisors or agents), each other person who participants as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, as follows:
                    (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading;
                    (ii) against any and all loss, liability, claim or damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and
                    (iii) against any and all expenses reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;
provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any underwriter or any seller expressly for use in the preparation of any registration statement (or any amendment thereto) or any preliminary prospectus or prospectus (or any amendment or supplement thereto); and
provided, further, that the Company will not be liable to any person who participates as an underwriter in the offering or sale of Registrable Securities or any other person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 6.4(a) with respect to any preliminary prospectus or final prospectus or final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person resulted from the fact that such underwriter sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, which is most recent, if the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, general or limited partner, manager, member, investment advisor or agent, underwriter or controlling Person and shall survive the transfer of such securities by such seller.
               (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 6.1 and 6.2, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.4(a)) the Company with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. In that event, the obligations of the underwriter and such sellers pursuant to this Section 6.4 are to be several and not joint; provided, however, that each such seller’s liability under this Section 6.4 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such seller from the sale of Registrable Securities sold by such seller pursuant to this Agreement.
               (c) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section 6.4, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6.4, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgement a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one counsel for a majority of the sellers of Registrable Securities, or more than one counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.
               (d) The Company and each seller of Registrable Securities shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority.
          6.5 Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by Section 6.4 is for any reason not available, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, any seller of Registrable Securities and one or more of the underwriters, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and each person selling securities agree with each other that no seller of Registrable Securities shall be required to contribute any amount in excess of the amount such seller would have been required to pay to an indemnified party if the indemnity under Section 6.4 were available. The Company and each such seller will agree with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or for the underwriters’ portion of such contribution to exceed the percentage that the underwriting discount bears to the initial public offering price of the Registrable Securities. For purposes of this Section 6.5, each Person, if any, who controls an underwriter within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as such underwriter, and each director and each officer of the Company who signed the registration statement, and each Person, if any, who controls the Company or a seller of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or a seller of Registrable Securities, as the case may be.
          6.6 Rule 144. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information contemplated by Rule 144 under the Securities Act). From and after such time as the Company is required to file reports and other documents with the Commission pursuant to the Exchange Act, so long as any holder owns Registrable Securities that have not been registered under the Securities Act, the Company shall furnish to such holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such holder may reasonably request in availing himself of any rule or regulation of the Commission allowing him to sell any such Registrable Securities without registration.
     Section 7. Right of First Offer for New Securities.
          7.1 The Company hereby agrees to offer to each Investor and Additional Stockholder the right to purchase shares of any New Securities that the Company may propose to sell and issue. Such right shall allow each Investor and Additional Stockholder to purchase up to such portion of the New Securities proposed to be issued as may be necessary to prevent any dilution of the Investor’s or Additional Stockholder’s ownership interest in the Company acquired pursuant to this Agreement from the level that existed prior to the proposed issuance of such New Securities. The right of first offer granted hereunder with respect to any specific proposed issuance of New Securities shall terminate if unexercised, in whole or in part, by the payment of the purchase price in full, within twenty one (21) days after receipt of the associated Issuance Notice described in Section 7.2 below.
          7.2 In the event the Company undertakes an issuance of New Securities while the right of first offer granted hereunder remains in effect, it shall give each Investor and Additional Stockholder written notice of its intention, describing the number of shares of Capital Stock, rights, options or warrants it intends to issue as New Securities, the purchase price therefor (which shall be payable solely in cash) and the terms upon which the Company proposes to issue the same (such notice, the “Issuance Notice”). An Investor or Additional Stockholder may exercise its right to purchase all or any portion of its share of such New Securities (as determined in accordance with Section 7.1) for the purchase price and upon the terms specified in the Issuance Notice by (i) giving written notice to the Company and each other Investor and Additional Stockholder and stating therein the quantity of New Securities to be purchased (the “Purchase Notice”) within fourteen (14) days after the receipt of the Issuance Notice and (ii) delivering to the Company a cash payment for the full purchase price of the New Securities to be purchased within twenty one (21) days after the receipt of the Issuance Notice. Notwithstanding the foregoing, any Investor or Additional Stockholder that did not provide a Purchase Notice within such fourteen (14) day period but receives a Purchase Notice from one or more other Investors or Additional Stockholders shall be permitted to exercise its purchase right in accordance with the immediately preceding sentence except that such Investor or Additional Stockholder shall be permitted to provide its Purchase Notice up to seventeen (17) days after the receipt of the Issuance Notice. The right of first offer for New Securities provided for under this Section 7 shall terminate upon, and shall not be applicable to, an Initial Public Offering.

          7.3 Any New Securities issued and sold by the Company must be on the exact terms contained in the Issuance Notice provided by the Company in connection therewith not more than ninety (90) days after the date of such Issuance Notice.
     Section 8. Legend on Certificates. The following statement shall be inscribed on all certificates representing shares of Capital Stock of the Company now owned or hereafter acquired by the Investors and Additional Stockholders during the term of this Agreement:
“The sale, transfer, hypothecation, negotiation, pledge, assignment, encumbrance or other disposition of this share certificate and the shares of Capital Stock represented hereby are restricted by and are subject to all of the terms, conditions and provisions of a certain Stockholders’ Agreement dated as of November 15, 2003 among the Stockholders of the Company as that agreement may be amended and restated from time to time, which agreement is on file at the principal office of the Company.”
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or pursuant to any state securities laws. The securities have been acquired for investment and may not be sold or transferred except in compliance with the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.”
     Section 9. Financial Information. The Company will deliver the following reports to each Investor or Additional Stockholder and each successor in interest, if any:
          9.1 Annual Audited Statements. As soon as practicable after the end of each fiscal year, and in any event within one hundred eighty (180) days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in cash flow of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with United States generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year and the budgeted figures for the current fiscal year, all in reasonable detail and audited by independent public accountants approved by the Board of Directors and acceptable to the Investors.
          9.2 Additional Information. The Company will deliver or provide to each Investor and Additional Stockholder (i) as soon as practicable after the end of each quarter and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and consolidated statements of change in cash flow of the Company for such period and for the current fiscal year to date, prepared in accordance with United States generally accepted accounting principles, subject to changes resulting from normal year-end audit adjustments, and setting forth in each case in comparative form the figures for the same periods of the previous fiscal year and the budgeted figures for the current periods, all in reasonable detail and signed by the principal financial or accounting officer of the Company, together with a letter from the management of the Company discussing in reasonable detail (A) the operations of the Company for the previous quarter, (B) any deviations in the actual performance for the previous quarter of the Company from the projected performance of the Company and its subsidiaries, and (C) a general commentary on the business prospects of the Company and any other material issues relating to the Company, and (ii) with reasonable promptness, (A) such information and data, including access to books and records of the Company as any such Investor and Additional Stockholder may from time to time reasonably request and (B) such other information as requested by Accretive from time to time as is necessary or desirable for Accretive in fulfilling its reporting requirements to the United States Small Business Administration as a Small Business Investment Company; provided that the Company shall promptly provide to Oak Hill a copy of all such information provided to Accretive under this clause (B).
     Section 10. Termination. This Agreement shall terminate
               (a) with respect to each Investor or Additional Stockholder, at such time as such Investor or Additional Stockholder transfers all shares of Capital Stock (or any option or warrant therefor) owned by such Investor or Additional Stockholder (or permitted transferees in accordance with Section 4 hereof) in accordance with the terms of this Agreement;
               (b) upon the dissolution of the Company;
               (c) upon the mutual written agreement of the parties hereto; and
               (d) except for Section 6 hereof, upon the completion of an Initial Public Offering.
     Section 11. Miscellaneous.
          11.1 Entire Agreement; Amendment and Modification. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be modified, amended or terminated except by a written instrument duly executed by the Majority Stockholders. Notwithstanding the foregoing, this Agreement shall not be amended without the consent of each holder of shares adversely affected if such amendment would adversely alter the interests of such holders in any material respect disproportionately from all other holders of shares of the same class or series.
          11.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure, breach or default.
          11.3 Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this

Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.
          11.4 Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Investors and Additional Stockholders and their respective heirs, personal representatives, successors and assigns; provided, however, that nothing contained herein shall be construed as granting any Investor or Additional Stockholder the right to transfer his or its shares of Capital Stock (or any option or warrant therefor), except as expressly provided in this Agreement, and no party shall be deemed an Investor or Additional Stockholder hereunder after he or it ceases to own any Capital Stock (or any option or warrant therefor).
          11.5 Headings. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the content of said sections.
          11.6 Injunctive Relief. The Capital Stock cannot be readily purchased or sold in the open market and, for that reason, among others, the parties will be irreparably damaged if this Agreement is not specifically enforced. Should any dispute arise concerning the sale or Disposition of any Capital Stock hereunder or the non-compliance by an Investor or Additional Stockholder with the terms of Section 2 hereof, an injunction may be issued restraining any sale or Disposition of Capital Stock or alleged non-compliance with the terms of Section 2 hereof pending the determination of such controversy. Any right or obligation to purchase, sell or vote any of the Capital Stock or to assure compliance with the terms of Section 2 hereof shall be enforceable in a court of equity by a decree of specific performance. Such remedy shall be cumulative and in addition to any other remedy that the parties may have.
          11.7 Further Assurances. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
          11.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.
          11.9 Notices. Any notice, request or other communication hereunder, unless this Agreement specifically provides otherwise, shall be in writing and shall be deemed to be duly given when delivered personally, by registered or certified mail, postage prepaid, or by a nationally recognized overnight courier service to such address as any Investor or Additional Stockholder may provide to the Company, and with respect to notices sent to the Company, at 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attn: Greg Kazarian, General Counsel, or to such other address as the Company may by written notice advise the other parties hereto from time to time.
          11.10 Recapitalizations, Exchanges, Etc. Affecting the Securities. This Agreement shall apply, to the full extent set forth herein with respect to all shares of Capital Stock and all other equity and debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued at any time in respect of, in exchange for, or in substitution of, such equity or debt securities (and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof), owned by the Investors and Additional Stockholders (or their permitted transferees as provided in this Agreement). Each person, natural or legal, to whom any certificate for shares of Capital Stock is to be issued or transferred in accordance with and subject to the provisions of this Agreement shall be required to execute a copy of this Agreement and acknowledge in writing that he, she or it is bound by the terms of this Agreement prior to delivery to such transferee of any such certificate and prior to such transferee being deemed a stockholder of the Company.
          11.11 Employee Shares. The Investors and Additional Stockholders acknowledge that certain employees, directors and outside consultants of the Company, pursuant to the terms of the Company’s Restricted Stock Plan (as the same may be amended from time to time), the Company’s Restricted Stock Option Plan (as the same may be amended from time to time), any award agreements entered into thereunder, and any applicable employment agreements, may have rights and obligations similar to the rights and obligations described in Sections 5 and 6 hereof, and agree to take such actions to permit the exercise and enforcement of such rights and obligations as the Company deems necessary in the reasonable good-faith judgment of the Board.
          11.12 Tolan Restricted Shares. Notwithstanding anything set forth herein to the contrary, any shares of Common Stock which have been or which may be acquired by Tolan pursuant to any Restricted Stock Award Agreement or any other agreement, plan or arrangement under the Company’s Restricted Stock Plan shall not be subject to the terms hereof, but shall instead be governed by the terms of such Restricted Stock Plan and Restricted Stock Award Agreement or other applicable agreement, plan or arrangement.
          11.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURES FOLLOW ON NEXT PAGE.]

          IN WITNESS WHEREOF, the undersigned individuals have executed this Agreement and the undersigned entities have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

COMPANY:

HEALTHCARE SERVICES, INC.

By:	/s/ Greg Kazarian

Name:	Greg Kazarian
Title:	SVP and General Counsel

INVESTORS AND ADDITIONAL STOCKHOLDERS:

ACCRETIVE INVESTORS SBIC, L.P.

By:	Accretive Associates SBIC, LLC, General Partner

By:	/s/ J. Michael Cline

Name:	J. Michael Cline
Title:	Managing Member

FW OAK HILL ACCRETIVE HEALTHCARE INVESTORS, L.P.

By:	Group VI 31, L.L.C., General Partner

By:	[illegible]

Name:
Title:

MARY TOLAN

/s/ Mary Tolan

ACCRETIVE INVESTORS V, LLC

By:	Accretive Associates I, LLC, Managing Member

By:	/s/ J. Michael Cline

Name:	J. Michael Cline
Title:	Managing Member
[Signature Page to Third Amended and Restated Stockholders’ Agreement]

/s/ Etienne Deffarges
Etienne Deffarges

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

/s/ Steve Kaplan
Steve Kaplan

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

JOHN T. STATON DECLARATION OF TRUST
By:	/s/ John Staton
Name:	John Staton
Its:	Trustee

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

SPIEGEL FAMILY LLC
By:	/s/ Arthur H. Spiegel, III
Name:	Arthur H. Spiegel, III
Its:

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

/s/ Gregory Kazarian
Gregory Kazarian

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

THE SHULTZ 1989 FAMILY TRUST
By:	/s/ George Argyris
Name:	George Argyris
Its:	Trustee

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

/s/ Rich Gillette
Rich Gillette

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

/s/ Paul Daversa
Paul Daversa

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

THE STEPHEN BROOKS SMITH FAMILY TRUST
By:	/s/ Stephen B. Smith
Name:	Stephen B. Smith
Its:	Trustee

[Signature Page to Third Amended and Restated Stockholders’ Agreement]

/s/ John Ducharme
John Ducharme

Schedule A – Additional Stockholders
Etienne Deffarges
Steve Kaplan
JOHN T. STATON DECLARATION OF TRUST
SPIEGEL FAMILY LLC
Greg Kazarian
THE SHULTZ 1989 FAMILY TRUST
Rich Gillette
Paul Daversa
The Stephen Brooks Smith Family Trust
John Ducharme

ANNEX A

Definitions
     As used in this Agreement, the following terms shall have the respective meanings set forth as follows:
“Accretive” has the meaning stated in the preamble to this Agreement.
“Accretive Investors” has the meaning stated in the preamble to this Agreement.
“Additional Stockholder” has the meaning stated in the preamble to this Agreement.
“Affiliate” or “affiliate” means, with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person.
“Amended Certificate” means the Company’s Fourth Amended and Restated Certificate of Incorporation.
“Capital Stock” means the Company’s Series B Common Stock, par value $0.01 per share (the “Series B Common Stock”), the Company’s Series C Common Stock, par value $0.01 per share (the “Series C Common Stock” and, together with the Series B Common Stock, the “Common Stock”), the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and the Company’s Series D Convertible Preferred Stock (the “Series D Preferred Stock”).
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” has the meaning stated in the recitals to this Agreement.
“Company” has the meaning stated in the preamble to this Agreement.
“Company Option” has the meaning stated in Section 4.4(a).
“Company Option Period” has the meaning stated in Section 4.4(a).
“Designation” means the Certificate of Designation with respect to the Preferred Stock.
“Dispose” or “Disposition” has the meaning stated in Section 4.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Family Member” or “Family Members” has the meaning stated in Section 4.2.
“Holder Request” has the meaning stated in Section 6.1(a).
“Initial Public Offering” has the meaning stated in Section 6.1(a).
“Investor” and “Investors” has the meaning stated in the preamble to this Agreement.

“Investor Option” has the meaning stated in Section 4.4(b).
“Issuance Notice” has the meaning stated in Section 7.2.
“Issuer Securities” has the meaning stated in Section 6.1(f).
“Majority Stockholders” means the holders of at least fifty and one-tenth percent (50.1%) of the outstanding shares of Capital Stock subject to this Third Amended and Restated Stockholders’ Agreement.
“New Securities” means any Capital Stock and all rights, options or warrants to purchase Capital Stock, and securities of any type whatsoever that are, or may become, convertible into Capital Stock; provided, however, that the term “New Securities” does not include (i) any shares of Preferred Stock issued to any Investor in connection with the 2005 Financing, (ii) any shares of Common Stock, or options to purchase the Company’s Capital Stock (or other securities of the Company) issued to employees, consultants, directors, vendors or clients of the Company pursuant to the Company’s Restricted Stock Plan, incentive stock option plans, stock purchase agreements or other incentive plans, trust or other arrangements that are approved by the Board of Directors (provided that each recipient thereof shall have recused himself or caused its designees to recuse themselves from participating in the Board of Directors’ decision) and the associated underlying shares of Common Stock issued upon the exercise thereof, (iii) shares of Common Stock representing in the aggregate no more than seven percent (7.0%) of the Company’s outstanding equity on a fully-diluted basis issued to Art Spiegel and John Ducharme, (iv) shares of Common Stock issued to the Chief Executive Officer of the Company pursuant to such person’s employment agreement or other arrangement approved by the Board of Directors (provided that if such person is a director, such person shall have recused himself from participating in the Board of Directors’ decision), (v) any shares of Common Stock issued pursuant to the exercise of any warrant or option or otherwise issued by the Company pursuant to the provisions of this Agreement, or (vi) any shares of Capital Stock issued to any institutional lender that provides a loan facility to the Company approved by the Board of Directors.
“Oak Hill” has the meaning stated in the preamble to this Agreement.
“Offer” has the meaning stated in Section 4.3.
“Offer Notice” has the meaning stated in Section 4.3.
“Offered Shares” has the meaning stated in Section 4.4(a).
“Offering Stockholder” has the meaning stated in Section 4.4(a).
“Offeror” has the meaning stated in Section 4.3.
“Person” means any individual, corporation, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust or other entity.
“Proposed Purchaser” has the meaning stated in Section 5.1(a).

“Public Market” means a market for the Common Stock of the Company that shall be deemed to exist at such time as thirty-five percent (35%) or more of the Common Stock, on a fully-diluted basis, has been sold to the public pursuant to one or more registration statements filed with, and declared effective by, the Commission in accordance with the Securities Act.
“Purchase Notice” has the meaning stated in Section 7.2.
“Registrable Securities” means (A) all shares of Common Stock outstanding on the date hereof and now or hereafter owned of record or beneficially by any of the Investors and Additional Stockholders, (B) any shares of Common Stock issued or issuable by the Company in respect of any shares of Common Stock referred to in the foregoing clause (A) by way of a stock dividend or stock split or in connection with a combination or subdivision of shares, reclassification, recapitalization, merger, consolidation or other reorganization of the Company and (C) any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock or the exercise of any warrant or option. As to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144 under the Securities Act, (iii) they shall have been otherwise Disposed of, and new certificates therefor not bearing a legend restricting further Disposition shall have been delivered by the Company, and subsequent Disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.
“Registration Expenses” means any and all out-of-pocket expenses incident to the Company’s performance or compliance with Section 6 hereof, including, without limitation, all Commission, stock exchange or registration and filing fees, all fees and expenses of complying with securities and blue sky laws (including reasonable fees and disbursements of underwriters’ counsel in connection with blue sky qualification and stock exchange filings), all fees and expenses of the transfer agent and registrar, if any, for the Registrable Securities, all printing expenses, the fees and disbursements of counsel for the Company and of its independent auditors, public accountants, including the expenses of any special audits and/or “cold comfort” letters required by or incident to such performance and compliance, and the reasonable fees and disbursements of one counsel retained by the Requesting Holders, but excluding underwriting discounts and commissions and applicable transfer and documentary stamp taxes, if any, which shall be borne by the seller of the securities in all cases.
“Requesting Holders” has the meaning stated in Section 6.1(a).
“Second Amended and Restated Stockholders’ Agreement” has the meaning stated in the preamble to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Sellers” has the meaning stated in Section 5.2.
“Tag-Along Notice” has the meaning set forth in Section 5.1(c).

“Tag-Along Stockholder” has the meaning set forth in Section 5.1(a).
“Tolan” has the meaning stated in the preamble to this Agreement.
“Underwritten Offering” has the meaning stated in Section 6.1(c).

First Amendment to
Third Amended and Restated Stockholders’ Agreement
     This FIRST AMENDMENT to THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Amendment”), is dated as of September 25, 2009, by and among Accretive Health, Inc., a Delaware corporation formerly known as Healthcare Services, Inc. (the “Company”), Accretive Investors SBIC, L.P., a Delaware limited partnership (“Accretive”), FW Oak Hill Accretive Healthcare Investors, L.P., a Delaware limited partnership (“Oak Hill” and together with Accretive, the Investors, and each individually, an “Investor”), Mary Tolan, an individual resident of the State of Illinois (“Tolan”) and the other parties executing signature pages hereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).
     WHEREAS, the Company, the Investors and Tolan are parties to the Third Amended and Restated Stockholders’ Agreement dated as of February ___, 2009 among the Company and the other parties thereto (the “Agreement”);
     WHEREAS, an amendment to the Agreement requires a written instrument duly executed by the Majority Stockholders;
     WHEREAS, the undersigned, comprising the Majority Stockholders, desire to amend the Agreement to (a) provide each holder of Registrable Securities that holds more than 12% of the Company’s Common Stock (on an as-converted basis) as of the date of this Amendment with one “demand” registration, subject to specified limitations, and (b) clarify that Tolan shall have registration rights with respect to all shares of capital stock of the Company held by Tolan, and that all shares of capital stock held by Tolan shall be deemed to be “Registrable Securities;”
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:
     1. Section 6.1(a) of the Agreement is hereby replaced with the following:
     “(a) At any time after an initial public offering of shares of Capital Stock of the Company, which public offering raises net proceeds to the Company of not less than $25 million (the “Initial Public Offering”) pursuant to a registration statement under the Securities Act, (i) each holder of Registrable Securities that holds more than 12% of the Company’s Common Stock (on an as-converted basis) as of the date of this Amendment (each, a “New Demand Holder”), or (ii) holders of at least fifty percent (50%) of the outstanding shares of Capital Stock covered by this Agreement (the “Original Demand Holders”; a New Demand Holder or the Original Demand Holders, as the case may be, are referred to herein as the “Requesting Holders”) may request in writing that the Company effect the registration under the Securities Act of all or part of the Registrable Securities (as hereinafter defined) held by such Requesting Holders, specifying in the request the number and type of Registrable Securities to be registered by each such holder and the intended method of disposition thereof (such notice is hereinafter referred to as a “Holder Request”). Upon receipt of such Holder Request, the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, which other holders shall have the right to include the Registrable Securities held by them in such registration and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:”

     2. Section 6.1(a)(ii)(1) of the Agreement is hereby replaced with the following:
     “(1) (A) in the case of a New Demand Holder, unless the New Demand Holder shall have made a request for registration with respect to at least 5% of the Company’s then outstanding Common Stock or having an aggregate market value of at least $50 million, and (B) in the case of the Original Demand Holders, unless the Company shall have received requests for such registration with respect to at least 25% of the Company’s then outstanding Common Stock on a fully diluted basis; or”
     3. Section 6.1(b) of the Agreement is hereby replaced with the following:
     “(b) Notwithstanding the provisions of Section 6.1(a) hereof, the Company shall not be obligated to file more than (i) in the case of any New Demand Holder, one registration statement on behalf of such New Demand Holder pursuant to this Section 6.1, and (ii) in the case of the Original Demand Holders, an aggregate of two registration statements pursuant to this Section 6.1.”
     4. Section 11.12 of the Agreement is hereby replaced with the following:
     “11.12 Tolan Restricted Shares. For the avoidance of doubt, all shares of Common Stock which have been or which may be acquired by Tolan from the Company pursuant to any agreement, plan or arrangement shall be subject to the terms hereof, including, without limitation, for purposes of Section 6 of this Agreement.”
     5. Continuing Effect of Agreement. Except as specifically provided herein, the Agreement shall remain in full force and effect in accordance with its terms.
     6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     7. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterpart signature pages, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Amendment may be executed by exchange of signatures by facsimile.
     8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
[signature pages follow]

2

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed by their duly authorized representatives, as of the date first written above.

ACCRETIVE HEALTH, INC.
By:	/s/ Greg Kazarian
	Name:	Greg Kazarian
	Title:	Senior Vice President and General Counsel

ACCRETIVE INVESTORS SBIC, L.P.
By:	Accretive Associates SBIC, LLC General Partner

By:	/s/ J. Michael Cline
	Name:	J. Michael Cline
	Title:	Managing Member

FW OAK HILL ACCRETIVE HEALTHCARE INVESTORS, L.P.
By:	Group VI 31, L.L.C., General Partner

By:	/s/ John Fant
	Name:	John Fant
Title:

MARY TOLAN
/s/ Mary Tolan

ACCRETIVE INVESTORS V, LLC
By:	Accretive Associates I, LLC, Managing Member

By:	/s/ J. Michael Cline
	Name:	J. Michael Cline
	Title:	Managing Member

3

Second Amendment to
Third Amended and Restated Stockholders’ Agreement
     This SECOND AMENDMENT to THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Amendment”), is dated as of April 26, 2010, by and among Accretive Health, Inc., a Delaware corporation formerly known as Healthcare Services, Inc. (the “Company”), Accretive Investors SBIC, L.P., a Delaware limited partnership (“Accretive Investors SBIC”), Accretive Investors V, LLC, a Delaware limited liability company (“Accretive Investors V” and together with Accretive Investors SBIC, “Accretive”), FW Oak Hill Accretive Healthcare Investors, L.P., a Delaware limited partnership (“Oak Hill” and together with Accretive, the “Investors”, and each individually, an “Investor”), and Mary Tolan, an individual resident of the State of Illinois (“Tolan”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).
     WHEREAS, the Company, the Investors and Tolan are parties to the Third Amended and Restated Stockholders’ Agreement dated as of February 22, 2009 among the Company and the other parties thereto, as amended pursuant to a First Amendment to Third Amended and Restated Stockholders’ Agreement dated as of September 25, 2009 (as amended, the “Agreement”);
     WHEREAS, an amendment to the Agreement requires a written instrument duly executed by the Majority Stockholders;
     WHEREAS, the undersigned, comprising the Majority Stockholders, desire to amend the Agreement as provided below;
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:
     1. That the phrase “within thirty (30) days after the receipt of any such notice” in the second sentence of Section 6.2(a) of the Agreement is hereby replaced with the following:
          “within such period of time as is specified in the Company’s written notice”
     2. A new Section 6.2(f) is added to the Agreement to read in its entirety as follows:
     “(f) The Company shall be entitled to permit stockholders who are not parties to this Agreement to include shares of Common Stock in the registration statement for the Initial Public Offering to the extent authorized by the Company’s Board of Directors or a committee thereof, provided that each holder of shares so included (“Other Shares”) shall be permitted to include no more than the same percentage of the number of shares of Capital Stock it beneficially owns as each holder of Registrable Securities is permitted to include. In the event that, pursuant to Section 6.2(d), the number of shares to be included in the Initial Public Offering by selling stockholders needs to be limited, Registrable Securities and Other Shares shall be excluded pro rata based on the respective number of shares of Registrable Securities and Other Shares as to which registration has been requested by all such holders.”

     3. Continuing Effect of Agreement. Except as specifically provided herein, the Agreement shall remain in full force and effect in accordance with its terms.
     4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     5. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterpart signature pages, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Amendment may be executed by exchange of signatures by facsimile.
     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
[signature pages follow]

2

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed by their duly authorized representatives, as of the date first written above.

ACCRETIVE HEALTH, INC.

By:	/s/ D. Zaccardo
Name:	D. Zaccardo
Title:	VP / General Counsel

ACCRETIVE INVESTORS SBIC, L.P.

By:	Accretive Associates SBIC, LLC
General Partner

By:	/s/ J. Michael Cline

Name:	J. Michael Cline
Title:	Managing Member

FW OAK HILL ACCRETIVE HEALTHCARE INVESTORS, L.P.

By:	Group VI 31, L.L.C., General Partner

By:	/s/ John H. Fant

Name:	John H. Fant
Title:	Vice President

MARY TOLAN

/s/ Mary Tolan

ACCRETIVE INVESTORS V, LLC

By:	Accretive Associates I, LLC,
Managing Member

By:	/s/ J. Michael Cline

Name:	J. Michael Cline
Title:	Managing Member
[Signature Page to First Amendment to Third Amended and Restated Stockholders’ Agreement]

Third Amendment to
Third Amended and Restated Stockholders’ Agreement
     This THIRD AMENDMENT to THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Amendment”), is dated as of May 3, 2010, by and among Accretive Health, Inc., a Delaware corporation formerly known as Healthcare Services, Inc. (the “Company”), Accretive Investors SBIC, L.P., a Delaware limited partnership (“Accretive Investors SBIC”), Accretive Investors V, LLC, a Delaware limited liability company (“Accretive Investors V” and together with Accretive Investors SBIC, “Accretive”), FW Oak Hill Accretive Healthcare Investors, L.P., a Delaware limited partnership (“Oak Hill” and together with Accretive, the “Investors”, and each individually, an “Investor”), and Mary Tolan, an individual resident of the State of Illinois (“Tolan”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).
     WHEREAS, the Company, the Investors and Tolan are parties to the Third Amended and Restated Stockholders’ Agreement dated as of February 22, 2009 among the Company and the other parties thereto, as amended pursuant to a First Amendment to Third Amended and Restated Stockholders’ Agreement dated as of September 25, 2009 and as further amended pursuant to a Second Amendment to Third Amended and Restated Stockholders’ Agreement dated as of April 26, 2010 (as so mended, the “Agreement”);
     WHEREAS, an amendment to the Agreement requires a written instrument duly executed by the Majority Stockholders;
     WHEREAS, the undersigned, comprising the Majority Stockholders, desire to amend the Agreement as provided below;
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:
     1. Clause (iv) of Section 4.2 of the Agreement is hereby renumbered as clause (v).
     2. A new clause (iv) of Section 4.2 is hereby added to the Agreement to read in its entirety as follows:
     “(iv) a transfer by gift to a charitable organization, or to any trust, limited partnership or limited liability company primarily for the benefit of a charitable organization;”
     3. Continuing Effect of Agreement. Except as specifically provided herein, the Agreement shall remain in full force and effect in accordance with its terms.
     4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     5. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterpart signature pages, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Amendment may be executed by exchange of signatures by facsimile.
     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
[signature pages follow]

2

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed by their duly authorized representatives, as of the date first written above.

ACCRETIVE HEALTH, INC.

By:	/s/ D. Zaccardo

Name:	D. Zaccardo
Title:	VP / General Counsel

ACCRETIVE INVESTORS SBIC, L.P.

By:	Accretive Associates SBIC, LLC
General Partner

By:	/s/ J. Michael Cline

Name:	J. Michael Cline
Title:	Managing Member

FW OAK HILL ACCRETIVE HEALTHCARE INVESTORS, L.P.

By:	Group VI 31, L.L.C., General Partner

By:	/s/ John Fant

Name:	John Fant
Title:	V.P.

MARY TOLAN

/s/ Mary Tolan

ACCRETIVE INVESTORS V, LLC

By:	Accretive Associates I, LLC,
Managing Member

By:	/s/ J. Michael Cline
Name:	J. Michael Cline
Title:	Managing Member
[Signature Page to Third Amendment to Third Amended and Restated Stockholders’ Agreement]

Fourth Amendment to
Third Amended and Restated Stockholders’ Agreement
     This FOURTH AMENDMENT to THIRD AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT (this “Amendment”), is dated as of March 9, 2011, by and among Accretive Health, Inc., a Delaware corporation formerly known as Healthcare Services, Inc. (the “Company”), Accretive Investors SBIC, L.P., a Delaware limited partnership (“Accretive Investors SBIC”), Accretive Investors V, LLC, a Delaware limited liability company (“Accretive Investors V” and together with Accretive Investors SBIC, “Accretive”), FW Oak Hill Accretive Healthcare Investors, L.P., a Delaware limited partnership (“Oak Hill” and together with Accretive, the “Investors”, and each individually, an “Investor”), Mary Tolan, an individual resident of the State of Illinois (“Tolan”) and the other parties to the Agreement (the “Additional Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).
     WHEREAS, the Company, the Investors, Tolan and the Additional Parties are parties to the Third Amended and Restated Stockholders’ Agreement dated as of February 22, 2009 among the Company and the other parties thereto, as amended pursuant to a First Amendment to Third Amended and Restated Stockholders’ Agreement dated as of September 25, 2009, as further amended pursuant to a Second Amendment to Third Amended and Restated Stockholders’ Agreement dated as of April 26, 2010, and as further amended pursuant to a Third Amendment to Third Amended and Restated Stockholders’ Agreement dated as of May 3, 2010 (as so amended, the “Agreement”);
     WHEREAS, an amendment to the Agreement requires a written instrument duly executed by the Majority Stockholders;
     WHEREAS, the undersigned, comprising the Majority Stockholders, desire to amend the Agreement as provided below;
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:
     1. A new Section 6.2(g) is added to the Agreement to read in its entirety as follows:
     “(g) The Company shall be entitled to permit stockholders who are not parties to this Agreement to include shares of Common Stock in the registration statement for the Underwritten Offering contemplated by the Registration Statement on Form S-1 to be filed on or about March 9, 2011 to the extent authorized by the Company’s Board of Directors or a committee thereof (such shares, “Other Piggyback Shares”). In the event that, pursuant to Section 6.2(d), the number of shares to be included in such Underwritten Offering by selling stockholders needs to be limited, Registrable Securities and Other Piggyback Shares shall be excluded pro rata based on the respective number of shares of Registrable Securities and Other Piggyback Shares as to which registration has been requested by all such holders.”

     2. Section 10(d) of the Agreement is hereby replaced with the following:
     “(d) except for Sections 6, 10 and 11 hereof, upon the completion of an Initial Public Offering.”
     3. Continuing Effect of Agreement. Except as specifically provided herein, the Agreement shall remain in full force and effect in accordance with its terms.
     4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     5. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterpart signature pages, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Amendment may be executed by exchange of signatures by facsimile.
     6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
[signature pages follow]

2

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused this Amendment to be executed by their duly authorized representatives, as of the date first written above.

ACCRETIVE HEALTH, INC.

By: /s/ Daniel A. Zaccardo Name: Daniel A. Zaccardo
Title: Vice President and General Counsel

ACCRETIVE INVESTORS SBIC, L.P.

By: Accretive Associates SBIC, LLC General Partner

By: /s/ J. Michael Cline Name: J. Michael Cline
Title: Managing Member

FW OAK HILL ACCRETIVE HEALTHCARE INVESTORS, L.P.

By: Group VI 31, L.L.C., General Partner

By: /s/ John Fant Name: John Fant
Title: V.P.

MARY TOLAN

/s/ Mary Tolan ACCRETIVE INVESTORS V, LLC

By: Accretive Associates I, LLC, Managing Member

By: /s/ J. Michael Cline Name: J. Michael Cline
Title: Managing Member
[Signature Page to Fourth Amendment to Third Amended and Restated Stockholders’ Agreement]